UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: February 19, 2004

NEW JERSEY MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 1019 (Street: 89 Appleberg Road)
Kellogg, Idaho	83837
(Address of principal executive offices)	(Zip Code)

(208) 783-3331
Issuer's telephone number

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

ITEM 5.     OTHER EVENTS

(a)	On February 19, 2003, New Jersey Mining Company announced the completion of a non-brokered private placement of 1,727,500 units for $0.40 per unit. Each unit consists of one share of common stock plus one-half of a warrant. Each full warrant is exercisable into one share of common stock at a price of $0.70. The warrant expires on April 1, 2005. The offering was made pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

ITEM 7.     EXHIBITS.

(c)	Exhibit No.

	99.1	Press Release issued February 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW JERSEY MINING COMPANY

Dated: February 19, 2004	By:	/s/ Fred W. Brackebusch

Name: Fred W. Brackebusch
Title: President